Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 17, 2014, except for the paragraph under the caption “Reverse Stock Split” within Note 2, as to which the date is July 25, 2014, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-195378) and related Prospectus of ContraFect Corporation dated July 25, 2014.

/s/ Ernst & Young LLP

MetroPark, New Jersey

July 25, 2014